                                                                    EXHIBIT 11.1

                             C. BREWER HOMES, INC.
            STATEMENT REGARDING COMPUTATION OF LOSS PER COMMON SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                FISCAL YEAR ENDED
                                                                  ----------------------------------------------
                                                                  MARCH 31, 1998  MARCH 31, 1997  MARCH 31, 1996
                                                                  --------------  --------------  --------------
Class A common shares...........................................         3,668           3,087           2,700
Class B common shares...........................................         4,664           5,245           5,633(1)
                                                                       -------         -------         -------
Weighted average number of common shares outstanding............         8,332           8,332           8,333
                                                                       -------         -------         -------
                                                                       -------         -------         -------
Net loss........................................................    $   (1,223)     $   (2,971)     $   (1,467)
                                                                       -------         -------         -------
                                                                       -------         -------         -------
Loss per common share...........................................    $    (0.15)     $    (0.36)     $    (0.18)
                                                                       -------         -------         -------
                                                                       -------         -------         -------

------------------------

(1) Weighted average number of Class B common shares for fiscal year ended March 31, 1996 was computed as follows (in thousands, except for days):

5,632 shares issued and outstanding for the entire fiscal year......      5,632
4 shares treasury stock repurchased on July 26, 1995................          1
                                                                      ---------
    116/366 days issued and outstanding.............................      5,633
                                                                      ---------
                                                                      ---------